                                                                    Exhibit 99.1

                                                                 [PNC BANK LOGO]

CONTACTS:

MEDIA:
------
Brian E. Goerke
(412) 762-4304
brian.goerke@pncbank.com

INVESTORS:
----------
William H. Callihan
(412) 762-8257
invrela@pncmail.com

                             PNC BANK CORP. REPORTS
                    HIGHER SECOND QUARTER 1999 CORE EARNINGS

       PITTSBURGH, July 15, 1999 - PNC Bank Corp. (NYSE: PNC) today reported second quarter 1999 earnings of $315 million or $1.03 per diluted share. Core earnings for the quarter were $299 million or $0.98 per diluted share and, on that basis, return on average common shareholders' equity was 21.21% and return on average assets was 1.60%. Reported results included a $16 million net after-tax gain or $.05 per diluted share resulting from the sale of Concord EFS, Inc. (Concord) stock partially offset by a contribution to the PNC Bank Foundation. Earnings for the second quarter of 1998 were $280 million or $0.90 per diluted share.

         "Our second quarter performance was strong by every major measure," said Thomas H. O'Brien, chairman and chief executive officer. "We have seen continued growth across a broad range of businesses, particularly asset management, treasury management, capital markets and other fee-driven areas. This has further strengthened our revenue mix, with core noninterest income increasing 21% over 1998 levels."


SECOND QUARTER 1999 HIGHLIGHTS

         o Putting the business on a comparable basis in each period, core diluted earnings per share increased 13% compared with the prior-year quarter (excluding the credit card business and assuming the provision for credit losses was equal to net charge-offs in 1998).

         o PNC's revenue mix continued to improve over 1998 levels fueled by double-digit growth in asset management, mutual fund servicing, consumer services, mortgage banking and corporate services revenues.

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


PNC Bank Corp. Reports Second Quarter 1999 Earnings -- Page 2


         o Average deposits increased $1.3 billion in the year-to-year comparison primarily reflecting growth in the regional bank.

         o The efficiency ratio improved to 54.6% from 56.3% a year ago reflecting a continued focus on improving returns in traditional businesses.

         o Net charge-offs declined to 0.18% of average loans while nonperforming assets remained stable.


INCOME STATEMENT REVIEW

         Taxable-equivalent net interest income was $612 million in the second quarter of 1999, a $25 million decrease compared with the prior-year quarter. The net interest margin was 3.64% for the second quarter of 1999 compared with 3.81% in the second quarter of 1998. These declines were primarily due to the sale of the credit card business in the first quarter of 1999. Excluding the credit card business, second quarter 1998 net interest income was $563 million and the net interest margin was 3.59%.

         The provision for credit losses was $25 million in the second quarter of 1999 and net charge-offs were $24 million.

         Noninterest income increased 17% compared with the second quarter of 1998 to $664 million in the second quarter of 1999 and included a $41 million gain related to the sale of PNC Bank's investment in Concord. Excluding this gain from the current year and $56 million of branch gains recorded in the second quarter of 1998, core noninterest income increased $110 million or 21% compared with the prior-year quarter driven by higher fee income.

         Asset management fees grew 23% primarily reflecting new business and market appreciation. Assets under management increased to approximately $189 billion at June 30, 1999 compared with $151 billion at June 30, 1998. Mutual fund servicing fees grew 15% compared with the second quarter of 1998 due to an increase in assets serviced. At June 30, 1999, PFPC Worldwide provided custody and accounting/administration services for $349 billion and $244 billion of mutual fund assets, respectively. The comparable amounts were $281 billion and $226 billion, respectively, a year ago.

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


PNC Bank Corp. Reports Second Quarter 1999 Earnings -- Page 3


         Consumer services revenue increased $12 million or 13% compared with the second quarter of 1998 primarily due to an increase in brokerage and other fees associated with the Hilliard Lyons acquisition, partly offset by lower credit card fees. Corporate services revenue increased $26 million or 42% compared with the prior-year quarter primarily due to growth in commercial mortgage, capital markets and treasury management fees.

         Net residential mortgage banking revenue grew $14 million or 25% compared with the prior-year quarter primarily due to growth in the servicing portfolio. Residential mortgage originations, including both retail and correspondent activity, totaled $12 billion compared with $8 billion in the prior-year period. At June 30, 1999, approximately $71.3 billion of residential mortgages were serviced, including $64.2 billion serviced for others.

         Net securities gains were $42 million in the second quarter of 1999 primarily related to the sale of Concord stock.

         Other noninterest income decreased $39 million compared with the second quarter of 1998 primarily due to $56 million of gains on sales of branches in the prior-year quarter.

         Noninterest expense of $767 million increased 4% compared with the second quarter of 1998 commensurate with revenue growth in fee-based businesses. The efficiency ratio improved to 54.6% compared with 56.3% in the prior-year quarter due to a continued focus on improving returns in traditional businesses.

BALANCE SHEET REVIEW

       Total assets were $75.6 billion at June 30, 1999 compared with $75.9 billion at June 30, 1998. Average earning assets were relatively consistent with the prior-year quarter at $66.9 billion. Average loans decreased $2.8 billion to $52.5 billion primarily due to the impact of the sale of the credit card business. Loans represented 78% of average earning assets in the second quarter of 1999 compared with 83% a year ago. Average loans held for sale increased to $3.7 billion in the second quarter of 1999 compared with $2.9 billion in the prior-year quarter primarily as a result of the decision in the first quarter of 1999 to exit certain institutional lending businesses. Average securities available for sale increased $2.1 billion to $9.4 billion and represented 14% and 11% of average earning assets in the second quarter of 1999 and 1998, respectively. The increase was attributable to securities held to hedge residential mortgage servicing rights.

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


PNC Bank Corp. Reports Second Quarter 1999 Earnings -- Page 4


       Average deposits were $45.5 billion and represented 61% of total sources of funds in the second quarter of 1999 compared with $44.2 billion and 60%, respectively, in the second quarter of 1998. The increase in average deposits was primarily in consumer deposits. Average borrowed funds decreased $1.3 billion to $20.5 billion compared with the second quarter of 1998.

         Shareholders' equity totaled $5.8 billion at June 30, 1999. The leverage ratio was 7.49% and Tier I and total risk-based capital ratios are estimated to be 8.1% and 11.6%, respectively.

       The ratio of nonperforming assets to total loans, loans held for sale and foreclosed assets was 0.59% at June 30, 1999 compared with 0.58% and 0.55% at March 31, 1999 and June 30, 1998, respectively. Nonperforming assets were $333 million at June 30, 1999 compared with $328 million and $323 million at March 31, 1999 and June 30, 1998, respectively.

       The allowance for credit losses was $673 million at June 30, 1999, and represented 224% of nonaccrual loans compared with 231% and 316% at March 31, 1999 and June 30, 1998, respectively. Net charge-offs were $24 million or 0.18% of average loans in the second quarter of 1999 compared with $78 million or 0.56% in the first quarter of 1999 and $89 million or 0.64% a year ago.

YEAR TO DATE RESULTS

       Earnings were $640 million or $2.08 per diluted share for the six months ended June 30, 1999. Core earnings for the six month period ended June 30, 1999 were $592 million or $1.92 per diluted share and, on that basis, return on average common shareholders' equity was 20.92% and return on average assets was 1.57%. Earnings for the six months ended June 30, 1998 were $550 million or $1.77 per share.

          PNC Bank Corp., headquartered in Pittsburgh, is one of the largest diversified financial services organizations in the United States. Its major businesses include PNC Regional Bank, PNC Advisors, BlackRock, PFPC Worldwide, PNC Institutional Bank, PNC Secured Finance and PNC Mortgage.

             Visit PNC Bank on the World Wide Web at www.pncbank.com
              Our SEC reports, accessible on our website, identify factors that can affect forward-looking statements.

                           [TABULAR MATERIAL FOLLOWS]

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


PNC BANK CORP.                                                           Page 5
Consolidated Financial Highlights


                                                                            Three months ended June 30    Six months ended June 30
                                                                            --------------------------   --------------------------
Dollars in millions, except per share data                                       1999         1998          1999           1998
-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE
Revenue
   Net interest income (taxable-equivalent basis)                                  $612          $637        $1,276        $1,281
   Noninterest income                                                               664           569         1,395         1,075
   Total revenue                                                                  1,276         1,206         2,671         2,356
Net income                                                                          315           280           640           550
Per common share
   Basic earnings                                                                  1.04           .92          2.10          1.80
   Diluted earnings                                                                1.03           .90          2.08          1.77
   Cash dividends declared                                                          .41           .39           .82           .78
-----------------------------------------------------------------------------------------------------------------------------------

SELECTED RATIOS
Return on
   Average common shareholders' equity                                            22.38%        21.42%        22.66%        21.26%
   Average assets                                                                  1.68          1.53          1.70          1.52
Net interest margin                                                                3.64          3.81          3.75          3.88
Noninterest income to total revenue                                               52.04         47.18         52.23         45.63
Efficiency *                                                                      54.60         56.27         54.01         56.65

* Excluding amortization, distributions on capital securities and residential mortgage banking hedging activities
===================================================================================================================================


                                                                 June 30      March 31     December 31   September 30    June 30
                                                                  1999          1999          1998           1998          1998
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
Assets                                                            $75,558       $74,868       $77,207       $76,238       $75,873
Earning assets                                                     66,889        66,710        69,027        68,638        68,353
Loans, net of unearned income                                      52,075        52,800        57,650        56,752        56,237
Securities available for sale                                       8,856         9,170         7,074         7,152         7,540
Deposits                                                           47,685        45,799        47,496        46,875        47,096
Borrowed funds                                                     18,464        19,935        20,946        19,972        20,488
Shareholders' equity                                                5,755         5,931         6,043         5,793         5,633
Common shareholders' equity                                         5,442         5,617         5,729         5,479         5,318
Book value per common share                                         18.40         18.78         18.86         18.21         17.64

CAPITAL RATIOS
Leverage                                                             7.49%         7.28%         7.22%         7.18%         7.18%
Common shareholders' equity to total assets                          7.20          7.50          7.42          7.19          7.01

ASSET QUALITY RATIOS
Nonperforming assets to total loans, loans held for sale and
   foreclosed assets                                                  .59%          .58%          .55%          .54%          .55%
Allowance for credit losses to total loans                           1.29          1.27          1.31          1.44          1.53
Allowance for credit losses to nonaccrual loans                    224.33        230.93        255.25        289.36        315.81
Net charge-offs to average loans                                      .18           .56          1.24           .62           .64

===================================================================================================================================

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


PNC BANK CORP.                                                           Page 6
Consolidated Statement of Income


                                                                          Three months ended June 30   Six months ended June 30
                                                                          --------------------------   ------------------------
In millions, except per share data                                              1999         1998         1999          1998
-------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                         $989       $1,139       $2,101        $2,258
Securities available for sale                                                    130          106          236           221
Other                                                                             85           69          157           126
-------------------------------------------------------------------------------------------------------------------------------
   Total interest income                                                       1,204        1,314        2,494         2,605
===============================================================================================================================

INTEREST EXPENSE
Deposits                                                                         333          363          684           724
Borrowed funds                                                                   264          320          545           613
-------------------------------------------------------------------------------------------------------------------------------
   Total interest expense                                                        597          683        1,229         1,337
-------------------------------------------------------------------------------------------------------------------------------
   Net interest income                                                           607          631        1,265         1,268
Provision for credit losses                                                       25           35          103            65
-------------------------------------------------------------------------------------------------------------------------------
   Net interest income less provision for credit losses                          582          596        1,162         1,203
-------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Asset management                                                                 169          137          330           278
Mutual fund servicing                                                             53           46          104            87
Service charges on deposits                                                       51           50          101            98
Consumer services                                                                105           93          235           175
Corporate services                                                                88           62           28           113
Net residential mortgage banking                                                  70           56          130           108
Net securities gains                                                              42                        42            13
Other                                                                             86          125          425           203
-------------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                                      664          569        1,395         1,075
-------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Staff expense                                                                    364          334          776           688
Net occupancy and equipment                                                      103          104          278           200
Amortization                                                                      21           29           49            53
Marketing                                                                         17           27           32            64
Distributions on capital securities                                               16           14           32            27
Other                                                                            246          231          423           415
-------------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                                     767          739        1,590         1,447
===============================================================================================================================
Income before income taxes                                                       479          426          967           831
Income taxes                                                                     164          146          327           281
-------------------------------------------------------------------------------------------------------------------------------
   Net income                                                                   $315         $280         $640          $550
-------------------------------------------------------------------------------------------------------------------------------

Net income applicable to common shareholders                                    $311         $276         $631          $541

EARNINGS PER COMMON SHARE
Basic                                                                          $1.04         $.92        $2.10         $1.80
Diluted                                                                         1.03          .90         2.08          1.77

CASH DIVIDENDS DECLARED PER COMMON SHARE                                         .41          .39          .82           .78

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                                          297.4        300.4        299.9         300.5
Diluted                                                                        300.9        305.7        303.2         305.9
===============================================================================================================================


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


PNC BANK CORP.                                                           Page 7
Details of Net Interest Income


NET INTEREST INCOME
Taxable-equivalent basis                                                  Three months ended June 30       Six months ended June 30
                                                                          --------------------------       ------------------------
In millions                                                                  1999            1998            1999            1998
-----------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                                      $992          $1,144          $2,109          $2,268
   Securities available for sale                                               131             107             238             224
   Other                                                                        86              69             158             126
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest income                                                  1,209           1,320           2,505           2,618
Interest expense
   Deposits                                                                    333             363             684             724
   Borrowed funds                                                              264             320             545             613
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest expense                                                   597             683           1,229           1,337
-----------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                                     $612            $637          $1,276          $1,281
===================================================================================================================================


Taxable-equivalent basis                                   June 30        March 31       December 31     September 30       June 30
Three months ended - in millions                             1999           1999            1998             1998            1998
-----------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                      $992          $1,117          $1,171          $1,172          $1,144
   Securities available for sale                               131             107             102             104             107
   Other                                                        86              72              87              85              69
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest income                                  1,209           1,296           1,360           1,361           1,320
Interest expense
   Deposits                                                    333             351             376             371             363
   Borrowed funds                                              264             281             319             337             320
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest expense                                   597             632             695             708             683
-----------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                     $612            $664            $665            $653            $637
===================================================================================================================================


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


PNC BANK CORP.                                                           Page 8
Details of Net Interest Margin


NET INTEREST MARGIN
                                                                     Three months ended June 30       Six months ended June 30
                                                                     --------------------------       ------------------------
Taxable-equivalent basis                                                 1999         1998               1999          1998
------------------------------------------------------------------------------------------------------------------------------
Average yields/rates
   Yield on earning assets
      Loans                                                             7.53%        8.23%              7.73%         8.29%
      Securities available for sale                                      5.56         5.86              5.56          5.94
      Other                                                              6.90         6.80              6.74          6.86
         Total yield on earning assets                                   7.20         7.89              7.38          7.94
   Rate on interest-bearing liabilities
      Deposits                                                           3.63         4.15              3.72          4.17
      Borrowed funds                                                     5.08         5.81              5.15          5.83
         Total rate on interest-bearing liabilities                      4.15         4.79              4.23          4.79
------------------------------------------------------------------------------------------------------------------------------
         Interest rate spread                                            3.05         3.10              3.15          3.15
   Impact of noninterest-bearing sources                                 0.59         0.71              0.60          0.73
------------------------------------------------------------------------------------------------------------------------------
        Net interest margin                                             3.64%        3.81%             3.75%         3.88%
==============================================================================================================================


Taxable-equivalent basis                                  June 30     March 31    December 31     September 30     June 30
Three months ended                                          1999        1999         1998             1998           1998
------------------------------------------------------------------------------------------------------------------------------
Average yields/rates
   Yield on earning assets
      Loans                                                7.53%        7.91%        8.06%            8.28%         8.23%
      Securities available for sale                         5.56         5.55         5.58             5.85          5.86
      Other                                                 6.90         6.57         6.70             6.87          6.80
         Total yield on earning assets                      7.20         7.56         7.70             7.92          7.89
   Rate on interest-bearing liabilities
      Deposits                                              3.63         3.80         4.03             4.17          4.15
      Borrowed funds                                        5.08         5.21         5.51             5.83          5.81
         Total rate on interest-bearing liabilities         4.15         4.31         4.59             4.82          4.79
------------------------------------------------------------------------------------------------------------------------------
         Interest rate spread                               3.05         3.25         3.11             3.10          3.10
   Impact of noninterest-bearing sources                    0.59         0.61         0.66             0.71          0.71
------------------------------------------------------------------------------------------------------------------------------
        Net interest margin                                3.64%        3.86%        3.77%            3.81%         3.81%
==============================================================================================================================


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


PNC BANK CORP.                                                           Page 9
Details of Noninterest Income


DETAILS OF NONINTEREST INCOME
                                                                         Three months ended June 30  Six months ended June 30
                                                                         --------------------------  ------------------------
In millions                                                                   1999         1998          1999         1998
-----------------------------------------------------------------------------------------------------------------------------
Asset management                                                              $169         $137          $330         $278
Mutual fund servicing                                                           53           46           104           87
Service charges on deposits                                                     51           50           101           98
Consumer services
   Credit card                                                                   2           32            29           58
   Brokerage                                                                    45           17            91           32
   Insurance                                                                    17           11            36           21
   Other                                                                        41           33            79           64
-----------------------------------------------------------------------------------------------------------------------------
      Total consumer services                                                  105           93           235          175
Corporate services
   Capital markets                                                              19           14            38           23
   Net commercial mortgage banking                                              23            8            33            8
   Other                                                                        46           40           (43)          82
-----------------------------------------------------------------------------------------------------------------------------
      Total corporate services                                                  88           62            28          113
 Net residential mortgage banking
   Mortgage servicing                                                           70           33           130           69
   Origination and securitization                                               56           50           114           92
   MSR amortization                                                             (4)         (38)          (16)         (71)
   Hedging activities                                                          (52)          11           (98)          18
-----------------------------------------------------------------------------------------------------------------------------
      Total net residential mortgage banking                                    70           56           130          108
Net securities gains                                                            42                         42           13
Other                                                                           86          125           425          203
-----------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                                   $664         $569        $1,395       $1,075
=============================================================================================================================


                                                               June 30      March 31    December 31  September 30   June 30
Three months ended - in millions                                 1999         1999         1998          1998         1998
-----------------------------------------------------------------------------------------------------------------------------
Asset management                                                 $169         $161         $205          $143         $137
Mutual fund servicing                                              53           51           48            47           46
Service charges on deposits                                        51           50           52            53           50
Consumer services
   Credit card                                                      2           27           36            35           32
   Brokerage                                                       45           46           27            16           17
   Insurance                                                       17           19           16            12           11
   Other                                                           41           38           38            35           33
-----------------------------------------------------------------------------------------------------------------------------
      Total consumer services                                     105          130          117            98           93
Corporate services
   Capital markets                                                 19           19           16            13           14
   Net commercial mortgage banking                                 23           10           22            (4)           8
   Other                                                           46          (89)          40            45           40
-----------------------------------------------------------------------------------------------------------------------------
      Total corporate services                                     88          (60)          78            54           62
 Net residential mortgage banking
   Mortgage servicing                                              70           60           54            44           33
   Origination and securitization                                  56           58           56            42           50
   MSR amortization                                                (4)         (12)         (95)         (143)         (38)
   Hedging activities                                             (52)         (46)          42           104           11
-----------------------------------------------------------------------------------------------------------------------------
      Total net residential mortgage banking                       70           60           57            47           56
Net securities gains                                               42                         2             1
Other                                                              86          339          139            86          125
-----------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                      $664         $731         $698          $529         $569
=============================================================================================================================



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


PNC BANK CORP.                                                           Page 10
Details of Noninterest Expense


DETAILS OF NONINTEREST EXPENSE
                                                                        Three months ended June 30   Six months ended June 30
                                                                        ---------------------------  ------------------------
In millions                                                                  1999         1998          1999         1998
-----------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                              $319         $285          $670         $576
   Employee benefits                                                           45           49           106          112
-----------------------------------------------------------------------------------------------------------------------------
      Total staff expense                                                     364          334           776          688
Net occupancy and equipment
   Net occupancy                                                               52           54           139          103
   Equipment                                                                   51           50           139           97
-----------------------------------------------------------------------------------------------------------------------------
      Total net occupancy and equipment                                       103          104           278          200
Amortization
   Goodwill                                                                    20           18            39           31
   Other                                                                        1           11            10           22
-----------------------------------------------------------------------------------------------------------------------------
      Total amortization                                                       21           29            49           53
Marketing                                                                      17           27            32           64
Distributions on capital securities                                            16           14            32           27
Other                                                                         246          231           423          415
-----------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                                 $767         $739        $1,590       $1,447
=============================================================================================================================


                                                              June 30      March 31   December 31   September 30   June 30
Three months ended - in millions                                1999         1999         1998          1998         1998
-----------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                 $319         $351         $353          $291         $285
   Employee benefits                                              45           61           40            44           49
-----------------------------------------------------------------------------------------------------------------------------
      Total staff expense                                        364          412          393           335          334
Net occupancy and equipment
   Net occupancy                                                  52           87           52            49           54
   Equipment                                                      51           88           56            52           50
-----------------------------------------------------------------------------------------------------------------------------
      Total net occupancy and equipment                          103          175          108           101          104
Amortization
   Goodwill                                                       20           19           19            18           18
   Other                                                           1            9           11            10           11
-----------------------------------------------------------------------------------------------------------------------------
      Total amortization                                          21           28           30            28           29
Marketing                                                         17           15           18            14           27
Distributions on capital securities                               16           16           17            16           14
Other                                                            246          177          231           202          231
-----------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                    $767         $823         $797          $696         $739
=============================================================================================================================


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


PNC BANK CORP.                                                           Page 11
Consolidated Balance Sheet


                                                                                         June 30         December 31       June 30
In millions, except par value                                                              1999              1998            1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                    $2,188           $2,534           $2,094
Short-term investments                                                                      1,380            1,014            1,551
Loans held for sale                                                                         4,507            3,226            2,955
Securities available for sale                                                               8,856            7,074            7,540
Loans, net of unearned income of $528, $554 and $393                                       52,075           57,650           56,237
   Allowance for credit losses                                                               (673)            (753)            (859)
-----------------------------------------------------------------------------------------------------------------------------------
   Net loans                                                                               51,402           56,897           55,378
Goodwill and other amortizable assets                                                       2,769            2,548            2,152
Other                                                                                       4,456            3,914            4,203
-----------------------------------------------------------------------------------------------------------------------------------
   Total assets                                                                           $75,558          $77,207          $75,873
===================================================================================================================================

LIABILITIES
Deposits
   Noninterest-bearing                                                                     $9,088           $9,943           $9,972
   Interest-bearing                                                                        38,597           37,553           37,124
-----------------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                                       47,685           47,496           47,096
Borrowed funds
   Federal funds purchased                                                                    320              390           11,788
   Repurchase agreements                                                                    2,038            1,669              897
   Bank notes and senior debt                                                               8,479           10,384            1,658
   Other borrowed funds                                                                     5,597            6,722            4,302
   Subordinated debt                                                                        2,030            1,781            1,843
-----------------------------------------------------------------------------------------------------------------------------------
      Total borrowed funds                                                                 18,464           20,946           20,488
Other                                                                                       2,806            1,874            1,808
-----------------------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                       68,955           70,316           69,392
-----------------------------------------------------------------------------------------------------------------------------------

Mandatorily redeemable capital securities of subsidiary trusts                                848              848              848

SHAREHOLDERS' EQUITY
Preferred stock                                                                                 7                7                7
Common stock - $5 par value
   Authorized 450 shares
   Issued 353 shares                                                                        1,764            1,764            1,763
Capital surplus                                                                             1,260            1,250            1,164
Retained earnings                                                                           5,646            5,262            4,947
Deferred benefit expense                                                                      (34)             (36)             (55)
Accumulated other comprehensive loss                                                         (248)             (43)             (16)
Common stock held in treasury at cost: 57, 49 and 51 shares                                (2,640)          (2,161)          (2,177)
-----------------------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                               5,755            6,043            5,633
-----------------------------------------------------------------------------------------------------------------------------------
   Total liabilities, capital securities and shareholders' equity                         $75,558          $77,207          $75,873
===================================================================================================================================


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


PNC BANK CORP.                                                           Page 12
Consolidated Average Balance Sheet Data


                                                                              Three months ended June 30   Six months ended June 30
                                                                              --------------------------   ------------------------
In millions                                                                       1999         1998            1999         1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                                  $9,437       $7,323          $8,601       $7,552
   Loans, net of unearned income
      Consumer (excluding credit card)                                            10,729       10,995          10,841       11,090
      Credit card                                                                               4,048           1,355        3,899
      Residential mortgage                                                        12,496       12,560          12,341       12,671
      Commercial                                                                  22,846       22,425          23,705       21,550
      Commercial real estate                                                       3,396        3,206           3,397        3,414
      Other                                                                        3,012        2,114           2,937        2,095
-----------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                                         52,479       55,348          54,576       54,719
   Loans held for sale                                                             3,727        2,948           3,555        2,657
   Other                                                                           1,236        1,069           1,121        1,015
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets                                               66,879       66,688          67,853       65,943
Noninterest-earning assets                                                         8,181        6,944           8,150        6,948
-----------------------------------------------------------------------------------------------------------------------------------
      Total assets                                                               $75,060      $73,632         $76,003      $72,891
===================================================================================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                                      $36,786      $34,956         $37,082      $34,951
   Borrowed funds                                                                 20,544       21,844          21,061       20,922
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                                          57,330       56,800          58,143       55,873
Noninterest-bearing deposits                                                       8,684        9,213           8,858        9,448
Other                                                                              2,325        1,445           2,231        1,459
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                           68,339       67,458          69,232       66,780

Mandatorily redeemable capital securities of subsidiary trusts                       848          698             848          674

SHAREHOLDERS' EQUITY                                                               5,873        5,476           5,923        5,437
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities, capital securities and shareholders' equity             $75,060      $73,632         $76,003      $72,891
-----------------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' EQUITY                                                       $5,559       $5,161          $5,609       $5,122
===================================================================================================================================

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


PNC BANK CORP.                                                           Page 13
Consolidated Balance Sheet Data


AVERAGE BALANCES
                                                                          June 30    March 31  December 31   September 30   June 30
Three months ended - in millions                                            1999       1999       1998           1998        1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                           $9,437      $7,755      $7,323        $7,073      $7,323
   Loans, net of unearned income
      Consumer (excluding credit card)                                     10,729      10,955      11,075        11,038      10,995
      Credit card                                                                       2,724       3,570         4,029       4,048
      Residential mortgage                                                 12,496      12,184      12,193        12,455      12,560
      Commercial                                                           22,846      24,574      24,593        23,359      22,425
      Commercial real estate                                                3,396       3,398       3,442         2,850       3,206
      Other                                                                 3,012       2,860       2,493         2,207       2,114
-----------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                                  52,479      56,695      57,366        55,938      55,348
   Loans held for sale                                                      3,727       3,383       4,295         3,850       2,948
   Other                                                                    1,236       1,005         881         1,097       1,069
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets                                        66,879      68,838      69,865        67,958      66,688
Noninterest-earning assets                                                  8,181       8,120       7,512         7,332       6,944
-----------------------------------------------------------------------------------------------------------------------------------
      Total assets                                                        $75,060     $76,958     $77,377       $75,290     $73,632
===================================================================================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                               $36,786     $37,381     $37,048       $35,353     $34,956
   Borrowed funds                                                          20,544      21,584      22,723        22,642      21,844
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                                   57,330      58,965      59,771        57,995      56,800
Noninterest-bearing deposits                                                8,684       9,035       9,202         9,169       9,213
Other                                                                       2,325       2,135       1,756         1,632       1,445
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                    68,339      70,135      70,729        68,796      67,458

Mandatorily redeemable capital securities of subsidiary trusts                848         848         848           848         698

SHAREHOLDERS' EQUITY                                                        5,873       5,975       5,800         5,646       5,476
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities, capital securities and shareholders' equity      $75,060     $76,958     $77,377       $75,290     $73,632
-----------------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' EQUITY                                                $5,559      $5,661      $5,486        $5,332      $5,161
===================================================================================================================================


LOAN PORTFOLIO
                                                                         June 30     March 31  December 31  September 30   June 30
Period ended - in millions                                                 1999        1999        1998         1998         1998
-----------------------------------------------------------------------------------------------------------------------------------
Consumer (excluding credit card)                                          $10,206     $10,893     $10,980       $11,120     $11,035
Credit card                                                                                         2,958         3,874       4,150
Residential mortgage                                                       12,657      12,579      12,265        12,388      12,698
Commercial                                                                 22,731      23,082      25,182        24,239      23,359
Commercial real estate                                                      3,468       3,417       3,449         2,838       2,872
Other                                                                       3,541       3,360       3,370         2,738       2,516
-----------------------------------------------------------------------------------------------------------------------------------
   Total loans                                                             52,603      53,331      58,204        57,197      56,630
   Unearned income                                                           (528)       (531)       (554)         (445)       (393)
-----------------------------------------------------------------------------------------------------------------------------------
   Total loans, net of unearned income                                    $52,075     $52,800     $57,650       $56,752     $56,237
===================================================================================================================================


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


PNC BANK CORP.                                                           Page 14
Asset Quality Data


ALLOWANCE FOR CREDIT LOSSES
                                                                    June 30      March 31    December 31  September 30   June 30
Three months ended - in millions                                      1999         1999          1998         1998         1998
---------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                                     $672         $753         $ 816        $ 859        $ 912
Charge-offs
   Consumer (excluding credit card)                                    (16)         (18)          (21)         (19)         (19)
   Credit card                                                                      (60)          (77)         (73)         (75)
   Residential mortgage                                                 (2)          (4)           (1)          (1)          (3)
   Commercial                                                          (18)         (12)         (101)          (8)          (7)
   Commercial real estate                                                            (1)           (1)          (4)          (1)
   Other                                                                (1)          (2)           (2)          (2)          (2)
---------------------------------------------------------------------------------------------------------------------------------
      Total charge-offs                                                (37)         (97)         (203)        (107)        (107)
Recoveries
   Consumer (excluding credit card)                                      7            7             8            8            8
   Credit card                                                                        2             5            4            5
   Residential mortgage                                                               1                                       1
   Commercial                                                            6            7             8            6            3
   Commercial real estate                                                             1             1            1
   Other                                                                              1             1                         1
---------------------------------------------------------------------------------------------------------------------------------
      Total recoveries                                                  13           19            23           19           18
Net charge-offs
   Consumer (excluding credit card)                                     (9)         (11)          (13)         (11)         (11)
   Credit card                                                                      (58)          (72)         (69)         (70)
   Residential mortgage                                                 (2)          (3)           (1)          (1)          (2)
   Commercial                                                          (12)          (5)          (93)          (2)          (4)
   Commercial real estate                                                                                       (3)          (1)
   Other                                                                (1)          (1)           (1)          (2)          (1)
---------------------------------------------------------------------------------------------------------------------------------
      Total net charge-offs                                            (24)         (78)         (180)         (88)         (89)
Provision for credit losses                                             25           78           115           45           35
(Divestitures) acquisitions                                                         (81)            2                         1
---------------------------------------------------------------------------------------------------------------------------------
   Ending balance                                                     $673         $672         $ 753        $ 816        $ 859
=================================================================================================================================


NONPERFORMING ASSETS
                                                                    June 30      March 31    December 31  September 30   June 30
Period ended - in millions                                            1999         1999          1998         1998         1998
---------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans
   Commercial                                                         $197         $184         $ 188        $ 148        $ 129
   Commercial real estate                                               42           45            50           73           80
   Residential mortgage                                                 57           58            51           56           56
   Consumer                                                              4            4             6            5            7
---------------------------------------------------------------------------------------------------------------------------------
      Total nonaccrual loans                                           300          291           295          282          272
Foreclosed assets
   Commercial real estate                                               12           13            15           20           22
   Residential mortgage                                                 12           15            17           18           20
   Other                                                                 9            9             5            9            9
---------------------------------------------------------------------------------------------------------------------------------
      Total foreclosed assets                                           33           37            37           47           51
---------------------------------------------------------------------------------------------------------------------------------
      Total nonperforming assets                                      $333         $328         $ 332        $ 329        $ 323
=================================================================================================================================